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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated April 23, 2001 relating to the financial statements, which appears in the 2001 Annual Report to Shareholders which is incorporated by reference in Plantronics, Inc. 's Annual Report on Form 10-K for the year ended March 31, 2001.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
San Jose, California

August 8, 2001